UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2011 (August 31, 2011)

Behringer Harvard Opportunity REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-3600
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Frisco Square I, LLC (Land), Frisco Square II, LLC, Frisco Square III, LLC and Frisco Square IV, LLC,   the special purpose entity owners of Frisco Square, a mixed use development project located in Frisco, Texas  and an indirect subsidiary of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” the “Company,” “we,” “our” or “us”), are currently the borrowers under a Loan Agreement dated July 30, 2008 (“Frisco Square Loan”) with Bank of America, N.A. as administrative agent and lender and with another  lending institution that is party to the Frisco Square Loan.

On July 30, 2008, we entered into the Frisco Square Loan.  The Frisco Square Loan consists of five separate tranches with varying payment terms and bears interest at annual rates based on LIBOR plus applicable margins ranging from 3.5% to 4.5%.  The Frisco Square Loan is secured by Frisco Square and matured on July 28, 2011.  Effective July 28, 2011, we reached an agreement with the lenders to extend the maturity date of the Frisco Square Loan to August 28, 2011.

On August 31, 2011, effective as of August 28, 2011, we entered into a Modification and Extension  Agreement (the “Frisco Square Loan Extension”) with the lenders to extend the maturity date of the Frisco Square Loan to January 28, 2012.  The interest rates for the five separate tranches within the Frisco Square Loan Extension remain unchanged from the terms of the Frisco Square Loan, subject to the lender condition that if less than $10 million of lender approved sales contracts are in place by October 28, 2011, the interest rates for each tranche within the Frisco Square Loan Extension will increase by 50 basis points.  The Frisco Square Loan Extension requires that a principal payment of $0.2 million be made each month and that all excess cash flow after interest and required amortization is placed into a restricted deposit account and held as additional collateral.  The Frisco Square Loan Extension may be extended for an additional six months, upon meeting certain lender requirements.  The Frisco Square Loan Extension required a principal paydown on the Frisco Square Loan of approximately $0.5 million.  As of August 31, 2011, approximately $45 million was outstanding under the Frisco Square Loan after the lender required principal paydown.  As a result of the Frisco Square Loan Extension, we have unconditionally guaranteed payment of the Frisco Square Loan.  Previously, we had unconditionally guaranteed the land loan tranche and partially guaranteed the other tranches of the Frisco Square Loan.

All other material terms of the Frisco Square Loan Extension are substantially the same as that of the Frisco Square Loan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 related to modifications of the Frisco Square Loan Extension described above under Item 1.01 is incorporated by reference herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: September 7, 2011	By:	/s/ Kymberlyn Janney
Kymberlyn Janney
Chief Financial Officer

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